EXHIBIT 2

JOINT FILING AGREEMENT

The undersigned hereby agree to the joint filing of Amendment No. 4 to the Schedule 13D to which this Agreement is attached.

Dated: September 27, 2013

DISCOVERY GROUP I, LLC,
for itself and as general partner of DISCOVERY EQUITY PARTNERS, L.P.

By:	/s/ Michael R. Murphy*
Michael R. Murphy Managing Member

Daniel J. Donoghue*
Daniel J. Donoghue*

Michael R. Murphy*
Michael R. Murphy

By:	/s/ Mark Buckley
Mark Buckley
Attorney-in-Fact for Daniel J. Donoghue
Attorney-in-Fact for Michael R. Murphy